Exhibit 1.1

EXECUTION VERSION

NGL ENERGY PARTNERS LP

9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: June 6, 2017

i

NGL ENERGY PARTNERS LP

9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units

UNDERWRITING AGREEMENT

June 6, 2017

UBS Securities LLC

1285 Avenue Of The Americas

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey St., 8th Floor

New York, NY 10281

As Representatives of the several Underwriters

Ladies and Gentlemen:

NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), confirms its agreement with UBS Securities LLC (“UBS”), Morgan Stanley & Co. LLC (“Morgan Stanley”), RBC Capital Markets, LLC (“RBC”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters”) for which UBS, Morgan Stanley, and RBC are acting as representatives (in such capacity, the “Representatives”), with respect to the issuance and sale by the Partnership of a total of 7,400,000 (the “Initial Units”) of its 9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Class B Preferred Units”) representing limited partner interests in the Partnership, and with respect to the grant by the Partnership to the Underwriters of the option described in Section 2(a) hereof to purchase all or any part of the 1,110,000 additional Class B Preferred Units.  The Initial Units to be purchased by the Underwriters and all or any part of the 1,110,000 Class B Preferred Units subject to the option described in Section 2(a) hereof (the “Option Units”) are hereinafter called, collectively, the “Units.”  Certain terms used in this Agreement are defined in Section 16 hereof.

NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership.  The entities listed in Exhibit A hereto are sometimes collectively referred to herein as the “Subsidiaries.”  The General Partner and the Partnership are sometimes collectively referred to herein as the “Partnership Parties.”  Each of the Partnership Parties and each of the Subsidiaries is sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”

On the Closing Date (as defined in Section 2(c)), the General Partner will amend and restate the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as amended to the date hereof, the “Original Partnership Agreement”) to be the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”) to authorize and establish the terms of the Class B Preferred Units. References herein to the “Partnership Agreement” for periods prior to the Closing Date mean the Original Partnership Agreement and for periods on or after the Closing Date mean the Amended and Restated Partnership Agreement.

The Partnership understands that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem it advisable after this Agreement has been executed and delivered.

The Partnership has prepared and previously delivered to you a preliminary prospectus supplement dated June 6, 2017 relating to the Units and a related prospectus dated February 15, 2017 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Partnership will prepare and file with the Commission a prospectus supplement dated June 6, 2017 (the “Prospectus Supplement”) in accordance with the provisions of Rule 430B and Rule 424(b) and the Partnership has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the forms first furnished to the Underwriters for use in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Prospectus.”

SECTION 1.                         Representations and Warranties.

(a)                                 Representations and Warranties by the Partnership.  The Partnership represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(a) hereof, and agrees with each Underwriter, as follows:

(1)                                 Status as a Well-Known Seasoned Issuer.  (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption of Rule 163 and (D) as of the execution of this Agreement, the Partnership was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 in connection with the offering and sale of the Units hereunder (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Units, since their registration on the Registration Statement, have been and remain eligible for registration by the Partnership on such an “automatic shelf registration statement.” The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

(2)                                 Compliance with Registration Requirements.  The Partnership meets the requirements for use of the Registration Statement under the 1933 Act and the offer and sale of the Units have been duly registered under the 1933 Act pursuant to the Registration Statement.  The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(3)                                 Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times the Registration Statement and any amendments thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and at the Closing Date (and, if any Option Units are purchased, at the applicable Option Closing Date), the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Units are purchased, at the applicable

Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Units (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (y) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Units from any Underwriter, neither (x) any Issuer Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit D hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

No facts or events arising after June 6, 2017 (the date of the latest update of the Registration Statement pursuant to Section 10(a)(3) under the 1933 Act) have occurred that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement as of such date.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Representatives for use in connection with the offering of the Units, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives as aforesaid consists of the information described as such in Section 6(b) hereof.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Representatives in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Representatives, the Underwriters or to counsel for the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Units, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(4)                                 Independent Accountants. Grant Thornton LLP, which has certified certain financial statements of the Partnership and its Subsidiaries (the “Partnership Financial Statements”) and delivered its reports with respect to the audited consolidated financial statements incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the standards of the Public Company Accounting Oversight Board.

(5)                                 Financial Statements.  The financial statements of the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Partnership, the businesses acquired by the Partnership at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ equity, as applicable, and cash flows of the Partnership and the businesses acquired by the Partnership for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ (or other owners’) equity, as applicable, and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(6)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), no Partnership Entity has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities, taken as a whole, and no Partnership Entity has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, result in a Material Adverse Effect; and (C) except as otherwise disclosed in the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on its Common Units or its 10.75% Class A Convertible Preferred Units (the “Class A Preferred Units”).

(7)                                 Good Standing of the Partnership and the General Partner.  Each of the Partnership and the General Partner has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (A) to execute and deliver this Agreement and consummate the transactions contemplated hereby, (B) in the case of the Partnership, to issue, sell and deliver the Units and (C) in the case of the General Partner, to act as the general partner of the Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the Partnership and the General Partner is duly qualified as a foreign limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.  Exhibit A accurately sets forth each jurisdiction of foreign qualification of each of the Partnership and the General Partner.

(8)                                 Good Standing of Subsidiaries.  Each Subsidiary has been duly organized or formed, as the case may be, and is validly existing as an unlimited liability company, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign limited partnership, unlimited liability company or limited liability company or corporation, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding limited liability company interests, capital stock, membership interests or other similar interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except as such non-assessability may be limited by (i) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) in the case of a Delaware limited liability company, (ii) Section 101.206 of the Texas Business Organizations Code in the case of a Texas limited liability company, (iii) Sections 7-80-606, 7-80-705 and 7-80-805 of the Colorado Limited Liability Company Act in the case of a Colorado limited liability company, (iv) Sections 17-29-304, 17-29-405 and 17-29-708 of the Wyoming Limited Liability Company Act in the case of a Wyoming limited liability company and (v) Sections 18-2030 and 18-2031 of the Oklahoma Limited Liability Company Act in the case of an Oklahoma limited liability company) and are owned by the Partnership, directly or indirectly through subsidiaries, free and clear of any Lien, other than Liens arising under the Credit Agreement and the Note Purchase Agreement; and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such Subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary or any other person.  Any subsidiaries of the Partnership that are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit A hereto, and Exhibit A accurately sets forth the jurisdiction of formation of each Subsidiary, each of its jurisdictions of foreign qualification and its managing members.

(9)                                 Ownership of the General Partner.  The Specified GP Holders directly or indirectly own 52% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement, and, at the Closing Date and each Option Closing Date, if any, will be duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act).

(10)                          Ownership of the General Partner Interest in the Partnership.  The General Partner is and, at the Closing Date and each Option Closing Date, if any, will be, the sole general partner of the Partnership, with a 0.1% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and, at the Closing Date and each Option Closing Date, if any, will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such general partner interest free and clear of all Liens.

(11)                          Ownership of Management Units. The Management Partners directly or indirectly own 9,380,915 common units representing limited partner interests in the Partnership (such common units generally being referred to as the “Common Units” and such Common Units owned by the Management Partners being referred to as the “Management Units”); the Management Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and

17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), and the Management GP Members are the record holders of their respective Management Units free and clear of all Liens.

(12)                          Valid Issuance of Units.  Upon execution of the Amended and Restated Partnership Agreement, at the Closing Date and each Option Closing Date, if any, the Units and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Representatives against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act).

(13)                          Ownership of Incentive Distribution Rights in the Partnership.  The General Partner is the record holder of all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act); and the General Partner is the record holder of the Incentive Distribution Rights free and clear of all Liens.

(14)                          No Other Subsidiaries.  Other than the entities listed in Exhibit A and Exhibit E hereto, as of the date of this Agreement, the Partnership does not own, and at the Closing Date, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership interest in the Partnership and its indirect ownership interests in the Partnership’s subsidiaries, as of the date of this Agreement, the General Partner does not own, and at the Closing Date will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

(15)                          Capitalization.  The authorized, issued and outstanding limited partner interests and general partner interests of the Partnership as of the date of this Agreement consist of 120,787,060 Common Units, the Incentive Distribution Rights, 19,942,169 Class A Preferred Units and the GP Interest, and, at the time of the purchase of the Initial Units by the Underwriters on the Closing Date, the authorized, issued and outstanding limited partner interests and general partner interests of the Partnership will consist of 120,787,060 Common Units, the Incentive Distribution Rights, 19,942,169  Class A Preferred Units, the GP Interest and the Initial Units and any Option Units being issued on such Closing Date (in each case except for subsequent issuances, if any, pursuant to this Agreement and pursuant to compensation plans described in the General Disclosure Package and the Prospectus).  The authorized, issued and outstanding limited partner interests and general partner interests of the Partnership as of the first Option Closing Date (assuming on that date the Underwriters have exercised the option described in Section 2(b) in full) will consist of 120,787,060 Common Units, the Incentive Distribution Rights, 19,942,169 Class A Preferred Units, the GP Interest, the Initial Units and all Option Units (in each case except for subsequent issuances, if any, pursuant to this Agreement and pursuant to compensation plans described in the General Disclosure Package and the Prospectus).  The outstanding limited partner interests and general partner interests of the Partnership have been duly authorized and validly issued and are fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act); and none of the outstanding limited partner interests or general partner interests of the Partnership were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.

(16)                          Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership.

(17)                          Authorization of Units.  The Units to be sold by the Partnership under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable (except as such non-

assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act); no holder of the Units is or will be subject to personal liability solely by reason of being such a holder; and the issuance and sale of the Units to be sold by the Partnership under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person, except such rights as have been effectively waived.

(18)                          Description of Units.  The Class B Preferred Units and the Partnership Agreement conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(19)                          Absence of Defaults and Conflicts.  None of the Partnership Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations.

(20)                          Absence of Labor Dispute.  No labor dispute with the employees of the General Partner or any direct or indirect subsidiary of the General Partner exists or, to the knowledge of the Partnership, is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Partnership or any of its Subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(21)                          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting the Partnership Entities that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(22)                          Accuracy of Descriptions and Exhibits.  The information included or incorporated by reference in the Pre-Pricing Prospectus and the Prospectus under the captions “Our Cash Distribution Policy,” “Description of Common Units,” “Description of Class B Preferred Units,” “Our Partnership Agreement,” “Material U.S. Federal Income Tax Considerations,” and “Material U.S. Federal

Income Tax Considerations Supplement” and the information included in the Partnership’s Annual Report on Form 10-K for the year ended March 31, 2017 under “Risk Factors—Tax Risks to Common Unitholders,” “Certain Relationships and Related Transactions, and Director Independence” and “Business—Government Regulation” and the information in the Registration Statement under Items 14 and 15 of Part II, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Partnership Agreement, the General Partner Agreement or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents to be filed as exhibits thereto which have not been so described and filed as required.

(23)                          Possession of Intellectual Property.  The Partnership and its Subsidiaries have valid and enforceable licenses to use, or otherwise have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have such licenses or rights to use such intellectual property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(24)                          Material Contracts.  Each contract, document or other agreement described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus is in full force and effect and is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  No Partnership Entity nor, to the knowledge of the Partnership, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement.

(25)                          Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any unitholder or creditor of the Partnership Entities, (C) no authorization, approval, waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the performance by the Partnership of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Units hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE or the rules of FINRA and except that no representation is made as to such as may be required under state or foreign securities laws.

(26)                          Possession of Licenses and Permits.  Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the

Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(27)                          Title to Property.  The Partnership Entities have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) are arising under the Credit Agreement and the Note Purchase Agreement or (C) are not, individually or in the aggregate, material to the  Partnership Entities taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by any of the Partnership Entities is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Partnership Entities, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and all such leases and subleases are in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, result in a Material Adverse Effect.

(28)                          Rights of Way.  Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and except for such rights-of-way the failure of which to have obtained would not result in, individually or in the aggregate, a Material Adverse Effect; none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(29)                          Investment Company Act.  None of the Partnership Entities is, and upon the issuance and sale of the Units to the Underwriters as herein contemplated and the application of the net proceeds therefrom as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(30)                          Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Partnership Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Partnership Entity and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Partnership Entity relating to Hazardous Materials or any Environmental Laws.

(31)                          Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement except those that have been waived or are otherwise already registered by the Partnership under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Units.

(32)                          NYSE. The outstanding Common Units are listed on the NYSE and the Partnership intends to apply to list the Class B Preferred Units on the NYSE.

(33)                          FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 or 5121 is true, complete and correct in all material respects.

(34)                          Tax Returns.  The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(35)                          Insurance.  The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any Partnership Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Partnership Entity has been refused any insurance coverage sought or applied for; and no Partnership Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(36)                          Accounting and Disclosure Controls.  The Partnership Entities maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is in compliance in all material respects with the Commission’s published rules, regulations and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the first day of the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General

Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s internal control over financial reporting (whether or not remediated), and (2) no fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

The Partnership’s independent public accountants and the General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Partnership’s internal control over financial reporting or of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal controls over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(37)                          Disclosure Controls.  The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (ii) have been evaluated for effectiveness as of March 31, 2017; and (iii) are effective in all material respects to perform the functions for which they are established.

(38)                          Compliance with the 1934 Act.  The Partnership is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act. The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were filed with the Commission complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder and, when read together with the other information in the Prospectus, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(39)                          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Partnership, the General Partner or any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(40)                          Absence of Manipulation.  The Partnership Entities have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.

(41)                          Statistical and Market-Related Data.  Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership and the General Partner believe to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership and the General Partner have made available true, complete and correct copies of such materials to the Representatives.

(42)                          Foreign Corrupt Practices Act.  Neither any Partnership Entity nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities, and, to the knowledge of the Partnership, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(43)                          Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(44)                          OFAC.  None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the General Partner, the Partnership or any of the Partnership’s subsidiaries is currently subject to any U.S. sanctions administered by OFAC; and neither the General Partner nor the Partnership will directly or indirectly use any of the proceeds from the sale of Units by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(45)                          ERISA Compliance.  None of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the General Partner, the Partnership or any of the Partnership’s subsidiaries may have any liability.

(46)                          Changes in Management.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were named executive officers (as such term is defined in Item 402 of Regulation S-K) of the General Partner or the Partnership or directors of the General Partner as of the date of the Pre-Pricing Prospectus has given oral or written notice to the General Partner, the Partnership or any of the Partnership’s Subsidiaries of his or her resignation (or otherwise indicated to the Partnership Entities an intention to resign within the next twelve months), nor has any such named executive officer or director been terminated by the General Partner or the Partnership or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Partnership, the General Partner or the General Partner’s board of directors.

(47)                          Related Party Transactions.  There are no business relationships or related party transactions involving the Partnership or any of its subsidiaries or, to the knowledge of the Partnership, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(48)                          Offering Materials.  Without limiting the provisions of Section 17 hereof, the Partnership Parties have not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined under Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Units, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing and any Issuer Free Writing Prospectus (as defined in Section 16 hereof).

(49)                          No Restrictions on Dividends.  None of the Partnership Entities is a party to or otherwise bound by any instrument or agreements that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from paying any dividends or making other distributions on its Class B Preferred Units, and no subsidiary of the Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Partnership from paying any dividends or making other distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(50)                          Brokers.  There is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(51)                          XBRL. The interactive data in XBRL included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)                                 Certificates.  Any certificate signed by any officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership to the Underwriters as to the matters covered thereby.

SECTION 2.                         Sale and Delivery to the Underwriters; Closing.

(a)                                 Initial Units.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, severally and not jointly, the Initial Units, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial

Units set forth opposite its name in Schedule I hereto, in each case at a price per Class B Preferred Unit as set forth on Schedule II  hereto (the “Purchase Price”).

(b)                                 Option Units.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants to the Underwriters an option to purchase all or a portion of the Option Units at a price per Class B Preferred Unit equal to the Purchase Price referred to in Section 2(a) above; provided that the price per Class B Preferred Unit for any Option Units shall be reduced by an amount per unit equal to any dividends or distributions declared by the Partnership and payable or paid on the Initial Units but not payable on such Option Units.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Units as to which each Underwriter is then exercising its option and the time and date of payment and delivery for such Option Units.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Units, the Partnership will sell to the Underwriters the total number of Option Units then being purchased, and the Underwriters will purchase such Option Units.

(c)                                  Payment.  Payment of the purchase price for, and delivery of, the Initial Units shall be made at the offices Vinson & Elkins L.L.P. at 1001 Fannin Street, Suite 2500, Houston, TX 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on June 13, 2017, or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Option Closing Date as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a single bank account designated by the Partnership against delivery to the Underwriters of the Units to be purchased by them.

(d)                                 Delivery of Units.  Delivery of the Initial Units and any Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.                         Covenants of the Partnership.

The Partnership covenants with the Underwriters as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Partnership, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission (together with a copy of any comment letters and any transcript of oral comments and any written responses thereto), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any document incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units.  The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any such stop order is issued, to obtain the lifting thereof as soon as possible. The Partnership shall pay the required Commission filing fees relating to the Units within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b)                                 Filing of Amendments.  The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Partnership will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.  The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act within 48 hours prior to the Applicable Time. The Partnership will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d)                                 Delivery of Prospectuses.  The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly notify the Representatives and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, the Partnership will use its best efforts to have such amendment declared or become effective as soon as practicable and the Partnership will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.  If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Partnership that, in its judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly notify the Representatives and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Partnership will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

(f)                                   Blue Sky Qualifications.  The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale, or to obtain an exemption for the Units to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Units (but in no event less than one year from the date of this Agreement); provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Units have been so qualified or exempt, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption for so long as required for the distribution of the Units (but in no event for less than one year from the date of this Agreement).

(g)                                  Rule 158.  The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)                                     DTC.  The Partnership will use its commercially reasonable efforts to cause the Units to be eligible for clearance, settlement and trading through the facilities of DTC.

(j)                                    NYSE Listing.  The Partnership will use its commercially reasonable efforts to effect listing of the Units on the NYSE within 30 days after the Closing Date and, upon such listing, use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing.

(k)                                 Exchange Act Registration Statement.  The Partnership will prepare and file, in accordance with Section 12 of the Exchange Act, a registration statement on Form 8-A to register the class of securities consisting of the Class B Preferred Units under the Exchange Act.

(l)                                     Restriction on Sale of Class B Preferred Units.  During the Lock-Up Period, the Partnership Entities will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Class B Preferred Units or securities convertible into or exchangeable for Class B Preferred Units, or in either case, any securities that are substantially similar to the Class B Preferred Units (other than the Units), or sell or grant options, rights or warrants with respect to any Class B Preferred Units or securities convertible into or exchangeable for Class B Preferred Units, or in either case, any securities that are substantially similar to the Class B Preferred Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Class B Preferred Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class B Preferred Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Class B Preferred Units or other substantially similar securities or any securities convertible, exercisable or exchangeable into Preferred Units or other substantially similar securities, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters; provided, however, that the foregoing covenant shall not apply with respect to any sale of securities to Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC, NGL CIV A, LLC and NGL Prism/IV-A Blocker LLC (the “Highstar Entities”) and each entity or account managed, advised or sub-advised, directly or indirectly by the Highstar Entities.

(m)                             Reporting Requirements.  The Partnership, during the period when the Prospectus is required (or, but for the provisions of  Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule  173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n)                                 Preparation of Prospectus.  Immediately following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Units, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Partnership may deem appropriate and such other information as may be required by Rule 433 or as the Representatives and the Partnership may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

SECTION 4.                         Payment of Expenses.

(a)                                 Expenses.  The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation of the certificates for the Units and the issuance and delivery of the Units to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Units, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Units, (x) the fees and expenses incurred in connection with the listing of the Units on the NYSE, and (xi) the costs and expenses of the Partnership and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 and Section 9(a)(i) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                         Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership contained in this Agreement, or in certificates signed by any officer of the General Partner or the Partnership (whether signed on behalf of such officer, the General Partner or the Partnership) delivered to the Representatives or counsel for the Underwriters, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Partnership, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Representatives.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433.

(b)                                 Opinion of Counsel for Partnership.  At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Andrews Kurth Kenyon LLP, counsel for the Partnership, in form and substance satisfactory to the counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as the Representatives or counsel to the Underwriters may reasonably request.

(c)                                  Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d)                                 Opinion of Delaware Counsel for Partnership.  At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., Delaware counsel for the Partnership, in form and substance satisfactory to the counsel for the Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as the Representatives or counsel to the Underwriters may reasonably request.

(e)                                  Officers’ Certificate.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition  (financial or other), results of operations, business, properties, management or prospects of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Partnership by the President, the Chief Executive Officer or an Executive Vice President of the General Partner and the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Partnership in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission.

(f)                                   Accountants’ Comfort Letters.  At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Partnership Financial Statements contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements thereto.

(g)                                  Bring-down Comfort Letter.  At the Closing Date, the Representatives shall have received from Grant Thornton LLP, a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(h)                                 Approval of Listing.  The Partnership shall have made commercially reasonable efforts to effect listing of the Units on the NYSE within 30 days of the Closing Date.

(i)                                     Amendment of Partnership Agreement.  On the Closing Date, the General Partner, on its own behalf, shall have executed and delivered the Amended and Restated Partnership Agreement in form and substance reasonably satisfactory to the Underwriters.

(j)                                    No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements or it shall have been determined that no FINRA filing is required in connection with the transactions contemplated by this Agreement.

(k)                                 Conditions to Purchase of Option Units.  In the event that the Underwriters exercise their option provided in Section 2(a) hereof to purchase all or any portion of the Option Units on any Option Closing Date that is after the Closing Date, the obligations of the Underwriters to purchase the applicable Option Units shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)                                 Opinion of Counsel for Partnership.  The opinion of Andrews Kurth Kenyon LLP, counsel for the Partnership, in form and substance satisfactory to the counsel for the Underwriters and dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(2)                                 Opinion of Counsel for Underwriters.  The opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3)                                 Opinion of Delaware Counsel for Partnership.  The opinion of Richards, Layton & Finger, P.A., Delaware counsel for the Partnership, in form and substance satisfactory to the counsel for the Underwriters and dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(4)                                 Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Partnership by two of the officers specified in Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(5)                                 Bring-down Comfort Letter.  A letter from Grant Thornton LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date and except that such letter shall cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(l)                                     Additional Documents.  At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Partnership in connection with the issuance and sale of the Units as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)                             Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on an Option Closing Date which is after the Closing Date, the obligations of the Underwriters to purchase the relevant Option Units on such Option Closing Date, may be terminated by the Representatives by notice to the Partnership at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 9, 10, 11, 12, 13, 14, 16, 18, 19 and 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6.                         Indemnification.

(a)                                 Indemnification by the Partnership Entities.  The Partnership agrees to indemnify and hold harmless each Underwriter, each of their respective affiliates and each of its and their respective officers, directors, employees, partners, members and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Pre-Pricing Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Representatives as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)                                 Indemnification by the Underwriters.  Each Underwriter agrees to indemnify and hold harmless the Partnership, the directors and each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Pre-Pricing Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter expressly for use therein.  The Partnership hereby acknowledges and agrees that the information furnished to the Partnership by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, consists exclusively of the sentence on the cover page of the Pre-Pricing Prospectus and the Prospectus relating to the delivery of the Units and the following information appearing in the Pre-Pricing Prospectus and the Prospectus under the following captions: the sentences related to concession and reallowance figures appearing under the caption “Underwriting” and the statements relating to stabilization, short positions and penalty bids by the Underwriters appearing under the caption “Underwriting.”

(c)                                       Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel appointed by the indemnifying party at the indemnifying party’s expense (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as expressly set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding anything otherwise provided herein, the indemnified party shall have the right to employ one separate counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                     Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                         Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on such cover.

The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer, director, employee, partner, member, agent and affiliate of any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership.

SECTION 8.                         Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, any officer, director, employee, partner, member, agent or affiliate of the Underwriters or any person controlling the Underwriters, or by or on behalf of the Partnership, any officer, director or employee of the General Partner or any person controlling the Partnership, and shall survive delivery of and payment for the Units.

SECTION 9.                         Termination of Agreement.

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by notice to the Partnership, at any time on or prior to the Closing Date (and, if any Option Units are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate any obligation to purchase such Option Units, by notice to the Partnership at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE MKT, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Partnership, or of the securities of any subsidiary or subsidiary trust of the Partnership, by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has placed its rating on the Partnership or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership or any such debt securities has been placed on negative outlook.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 9, 10, 11, 12, 13, 14, 16, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 9B                   Defaulting Underwriter.

(a)                                 If, on the Closing Date, any one or more of the Underwriters defaults on its or their obligation to purchase Units that it or they have agreed to purchase hereunder, and the aggregate principal amount of Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed one-tenth of the aggregate amount of Units to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Units set forth opposite their respective names on Schedule I bears to the aggregate principal amount of Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the amount of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9B by an amount in excess of one-ninth of such amount of Units without the written consent of such Underwriter.

(b)                                 If any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units which it or they have agreed to purchase hereunder on the Closing Date and the aggregate principal amount of Units with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Units to be purchased on Closing Date, and arrangements satisfactory to the Underwriters and the Partnership for the purchase of such Units are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Partnership Entities.  In any such case either the Underwriters or the Partnership Entities shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected.

(c)                                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Entities or any non-defaulting Underwriter for damages caused by its default.

SECTION 10.                  Notices.

All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, transmitted by fax (with the receipt of such fax to be confirmed by telephone) or, in the case of any notice given under Section 2(a) hereof, by email correspondence if receipt of such correspondence is actually acknowledged, other than via auto-reply.  Notices to UBS shall be directed to UBS Securities LLC, 1285 Avenue Of The Americas, New York, New York 10019, Attention: Fixed Income Syndicate; Fax 203-719-0495, notices to Morgan Stanley shall be directed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Investment Banking Division; Fax: (212) 507-8999, notices to RBC shall be directed to RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey St., 8th Floor, New York, NY 10281, Attention: Scott Primrose/USDCM Transaction Management; Fax: (212) 428-6308, and notices to the Partnership shall be directed to it at 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136, Attention:  Chief Executive Officer, Email: michael.krimbill@nglep.com.

SECTION 11.                  Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Partnership.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Partnership and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Partnership and their respective successors, and said controlling persons and other indemnified parties and their heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.                  Compliance with USA PATRIOT Act.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Partnership, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

SECTION 13.                  GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.                  WAIVER OF JURY TRIAL.

The Partnership Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.                  Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.                  Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 4:45 p.m. (New York City time) on the date of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of February 14, 2017, by and among NGL Energy Operating LLC, the other subsidiary borrowers party thereto, the Partnership, Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto, as amended, supplemented or otherwise modified.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“General Partner Agreement” means the Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, as amended, supplemented or otherwise modified.

“Issuer Free Writing Prospectus” means the term sheet attached as Exhibit D hereto and any other “issuer free writing prospectus,” as defined in Rule 433, relating to the Units that (a) is required to be filed with the Commission by the Partnership, (b) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (c) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 45th day after the date of this Agreement.

“Management GP Members” means EMG I NGL GP Holdings, LLC, EMG II NGL GP Holdings, LLC, Coady Enterprises, LLC, KrimGP2010, LLC, Krimbill Capital Group, LLC, Thorndike, LLC, and V E Properties XI, LLC.

“Management Partners” means Bryan Guderian, H. Michael Krimbill, KrimGP2010 LLC, Krim2010, LLC, Krimbill Enterprises LP, Krimbill Enterprises LP, James Kneale, Robert W. Karlovich III, Shawn Coady, Coady Enterprises, LLC, SWC Family Partnership LP, 2012 Shawn W. Coady Irrevocable Insurance Trust, Todd M. Coady, Tara Nicole Coady Trust II, Colleen Blair Coady Trust, TMC Family Partnership LP, 2012 Todd M. Coady Irrevocable Insurance Trust, Thorndike, LLC, Stephen Cropper, Donna L. Cropper Revocable Living Trust, James Collingsworth, Vincent Osterman, AO Energy Inc., Milford Propane Inc., Osterman Propane Inc., E. Osterman, Inc., The Osterman Family Foundation, E. Osterman Gas Services, Inc., E. Osterman Propane Inc., Propane Gas, LLC, Saveway Propane Gas Services, Inc., John T. Raymond, Patrick Wade, EMG I NGL GP Holdings, LLC, EMG II NGL GP Holdings, LLC, Lawrence Thuillier and Kurston P. McMurray.

“Note Purchase Agreement” means the Note Purchase Agreement, dated June 19, 2012, by and among NGL Energy Partners LP and the purchasers named therein, as amended, supplemented or otherwise modified.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means: (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject that solely in the case of this clause (b), are material with respect to the Partnership and its subsidiaries taken as a whole.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Units that omitted the public offering price of the Units or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Partnership’s registration statement on Form S-3 (Registration No. 333-216079), as amended by Post-Effective Amendment No. 1 thereto and any other post-effective amendments thereto, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Repayment Event” means any event or condition that (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any subsidiary of the Partnership, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement or similar agreement or instrument to which the Partnership or any subsidiary of the Partnership is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in the Prospectus or any amendment or supplement thereto, that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Specified GP Holders” means the Management GP Members, EMG I NGL GP Holdings, LLC, a Delaware limited liability company, EMG II NGL GP Holdings, LLC, a Delaware limited liability company, and each of their respective affiliates.

“Subject Instruments” means the Credit Agreement and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, including any document filed under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 17.                  Permitted Free Writing Prospectuses.

The Partnership represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Partnership and the Representatives, it will not make, any offer relating to the Units that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or, in the case of the Partnership, whether or not required to be filed with the Commission; provided that the prior written consent of the Partnership and the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectus appearing in Exhibit D hereto and to any electronic road show in the form previously provided by the Partnership to and approved by the Representatives.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rules 164 and 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that the Issuer Free Writing Prospectus appearing in Exhibit D hereto is a Permitted Free Writing Prospectuses.

SECTION 18.                  Absence of Fiduciary Relationship.

The Partnership acknowledges and agrees that:

(a)                                 each Underwriter is acting solely as an underwriter in connection with the sale of the Units and no fiduciary, advisory or agency relationship between the Partnership, on the one hand, and each Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Partnership Entities on other matters;

(b)                                 the public offering price of the Units and the price to be paid by the Underwriters for the Units set forth in this Agreement were established by the Partnership following discussions and arm’s-length negotiations with the Representatives;

(c)                                  it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)                                 it is aware that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Partnership and that the Underwriters have no obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship; and

(e)                                  it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership, including unitholders, employees or creditors of Partnership Entities.

SECTION 19.                  Research Analyst Independence.

The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their investment banking divisions.  The Partnership hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Partnership Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Entities by the Underwriters’ investment banking divisions.  The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 20.                  Consent to Jurisdiction.

The Partnership hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Partnership in accordance with its terms.

Very truly yours,

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

By:
/s/ Robert W. Karlovich III
	Name:	Robert W. Karlovich III
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

UBS Securities LLC

By:	/s/ Mark Spadaccini
Name:	Mark Spadaccini
Title:	Executive Director

By:	/s/ Prath Reddy
Name:	Prath Reddy
Title:	Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

For themselves and as Representatives of the Underwriters named in Schedule I hereto.

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Units
UBS Securities LLC	2,590,000
Morgan Stanley & Co. LLC	2,590,000
RBC Capital Markets, LLC	1,665,000
Stifel, Nicolaus & Company, Incorporated	555,000
Total	7,400,000

SCHEDULE II

Price per Class B Preferred Unit: $24.2125.

EXHIBIT A
SIGNIFICANT SUBSIDIARIES OF THE PARTNERSHIP

Name	Jurisdiction of Formation	Jurisdictions of Foreign Qualification	Names of Managers/ Members
NGL Energy Operating LLC	Delaware	AL, AR, CA, CT, CO, FL, IL, IN, KS, LA, MD, MI, MN, MO, MS, NC, NE, NJ, NM, NY, ND, OK, PA, SD, TX, VA, WA, WV, WY	NGL Energy Partners LP

NGL Crude Logistics, LLC	Delaware	AL, AR, AZ, CA, CO, CT, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, MA, MD, ME, MI, MN, MS, MO, MT, NC, NE, NH, NJ, NM, NY, ND, NV, OH, OK, OR, PA, RI, SC, SD, TX, UT, VA, VT, WA, WI, WV, WY	NGL Energy Operating LLC

NGL Liquids, LLC	Delaware	AL, IA, IL, IN, KS, KY, MI, MS, MO, NJ, NY, NC, OH, OK, PA, TX, WI	NGL Energy Operating LLC

NGL Propane, LLC	Delaware	AL, CO, FL, GA, KS, NC, TN	NGL Energy Operating LLC

NGL Supply Terminal Company, LLC	Delaware	AZ, AR, IL, IN, LA, ME, MA, MN, MO, MT, NM, OK, WA, WI	NGL Liquids, LLC

NGL Supply Wholesale, LLC	Delaware	AL, AR, AZ, CA, CO, CT, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, ME, MA, MI, MN, MS, MO, MT, NC, ND, NE, NH, NJ, NM, NY, NV, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WI, WY	NGL Liquids, LLC

NGL Crude Transportation, LLC	Colorado	KS, MT, ND, NM, OK, TX	NGL Crude Logistics, LLC

1

NGL Crude Terminals, LLC	Delaware	AL, AZ, CO, FL, KS, LA, MO, ND, NJ, NM, OK, PA, TX, WY	NGL Crude Transportation, LLC

NGL Energy Logistics, LLC	Delaware	—	NGL Crude Logistics, LLC

Osterman Propane, LLC	Delaware	CT, DC, IL, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT	NGL Propane, LLC

Centennial Energy, LLC	Colorado	AL, AK, AR, AZ, CA, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MA, MI, MN, MO, MS, MT, NC, ND, NE, NH, NJ, NM, NY, NV, OH, OK, OR, PA, SC, TX, UT, VA, WA, WI, WV, WY	NGL Liquids, LLC

High Sierra Crude Oil & Marketing, LLC	Colorado		NGL Crude Logistics, LLC

NGL Water Solutions, LLC	Colorado	—	NGL Energy Operating LLC

AntiCline Disposal, LLC	Wyoming	—	NGL Water Solutions, LLC

TransMontaigne LLC	Delaware	CO, FL, GA	NGL Energy Operating LLC

TransMontaigne Product Services LLC	Delaware	AL, AK, AZ, AR, CA, CO, CT, D.C., FL, GA, HI, ID, IN, IA, IL, KS, LA, MA, ME, MD, MI, MN, MS, MO, MT, NE, NV, NH, NM, NJ, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA,	TransMontaigne LLC

2

WI, WV, WY

Choya Operating, LLC	Texas	—	NGL Water Solutions Eagle Ford, LLC

OPR, LLC	Delaware	—	Osterman Propane, LLC

NGL Crude Canada ULC	Alberta	British Columbia, Manitoba, Saskatchewan, Ontario, Quebec	NGL Crude Canada Holdings, LLC

NGL Shipping and Trading, LLC	Delaware	—	NGL Crude Logistics, LLC

Hicksgas, LLC	DE	CO, IL, IN, MS, NV, OR, TN, UT, WA, WI, WY	NGL Propane, LLC

3

GENERAL PARTNER; PARTNERSHIP

Name	Jurisdiction of Formation	Jurisdictions of Foreign Qualification

NGL Energy Holdings LLC	Delaware	OK

NGL Energy Partners LP	Delaware	CO, OK

4

EXHIBIT B
FORM OF OPINION OF PARTNERSHIP COUNSEL

To each of the Underwriters named
in the Underwriting Agreement referenced herein

c/o                               UBS Securities LLC
1285 Avenue Of The Americas
New York, New York 10019

Re:                             [  ]% Class B Fixed-to-Floating Rate Cumulative
Redeemable Perpetual Preferred Units issued by NGL Energy Partners LP.

Ladies and Gentlemen:

We have acted as special counsel to NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the Underwriting Agreement dated [Pricing Date] (the “Underwriting Agreement”) among (i) the Partnership and (ii) UBS Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Partnership to the Underwriters of [        ] Preferred Units (the “Firm Securities”).  Pursuant to the Underwriting Agreement, the Partnership has granted an option to the Underwriters to purchase up to an additional [        ] Preferred Units (the “Option Securities”).  As used herein, the term “Preferred Units” means the [  ]% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units to be issued by the Partnership pursuant to the Fourth Amended and Restated Partnership Agreement (as defined below).  The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.”  Pursuant to the terms set forth in the Fourth Amended and Restated Partnership Agreement, the Preferred Units will be convertible into common units representing limited partner interests in the Partnership (“Common Units”).

We are furnishing this opinion letter to you pursuant to Section[s] [5(b)] [and 5(k)(1)] of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)                                 the registration statement on Form S-3 (File No. 333-216079) filed by the Partnership, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on February 15, 2017, as amended by Amendment No. 1 thereto filed with the SEC on June [  ], 2017, and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof, relating to securities to be issued by the Partnership from time to time, including the Securities (such registration statement, as so amended as of its most recent effective date and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(b)                                 the Partnership’s preliminary prospectus supplement dated June [  ], 2017, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(c)                                  the Partnership’s pricing term sheet dated [Pricing Date] (the “Pricing Term Sheet”), relating to the Securities, in the form filed with the SEC as a free writing prospectus (such Pricing Term Sheet, together with the Preliminary Prospectus, being referred to herein as the “Disclosure Package”);

(d)                                 the Partnership’s prospectus supplement dated [Pricing Date], relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(e)                                  each of the Partnership’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(f)                                   the Underwriting Agreement;

(g)                                  the Amended Certificate of Formation of NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), certified by the Secretary of State of the State of Delaware as of June [  ], 2017, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below, the date of the Underwriting Agreement and the date hereof (the “General Partner Certificate of Formation”);

(h)                                 the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended by Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement, Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement and Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below, the date of the Underwriting Agreement and the date hereof (the “General Partner LLC Agreement”);

(i)                                     the Amended Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware as of June [  ], 2017, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below, the date of the Underwriting Agreement and the date hereof (the “Certificate of Limited Partnership”);

(j)                                    the Third Amended and Restated Agreement of Limited Partnership of the Partnership, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below and the date of the Underwriting Agreement (the “Third Amended and Restated Partnership Agreement”);

(k)                                 the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, certified by the Secretary of the General Partner as in effect on the date hereof (the “Fourth Amended and Restated Partnership Agreement”);

(l)                                     resolutions of the Board of Directors of the General Partner dated June [  ], 2017, and resolutions of the Pricing Committee of the Board of Directors of the General Partner dated June [  ], 2017, certified by the Secretary of the General Partner;

(m)                             the Amended Certificate of Formation of NGL Energy Operating LLC, a Delaware limited liability company (the “Operating Company”), certified by the Secretary of State of the State of Delaware as of June [  ], 2017, and certified by the Secretary of the Operating Company as in effect on the date hereof;

(n)                                 the Limited Liability Company Agreement of the Operating Company, as amended by the First Amendment thereto, certified by the Secretary of the Operating Company as in effect on the date hereof;

(o)                                 a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Chief Executive Officer and by the Executive Vice President and Chief Financial Officer of the General Partner, a copy of which is attached hereto as Exhibit A; and

(p)                                 each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the General Partner and the Partnership and such agreements, certificates of public officials, certificates of officers or other representatives of the General Partner and the Partnership and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.  As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the General Partner and the Partnership (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every order or decree of any governmental authority by which the Partnership or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise.  However, officers of the General Partner have certified in the Opinion Support Certificate that there are no Applicable Orders.

“Credit Agreement”  means the Amended and Restated Credit Agreement, dated as of February 14, 2017, by and among the Partnership, the Operating Company, as borrowers’ agent, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, Deutsche Bank AG, New York Branch, as technical agent, and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, as amended by (i) the Joinder Agreement dated as of February 14, 2017, (ii) the Joinder Agreement dated as of February 15, 2017, (iii) Amendment No.1 thereto dated as of March 31, 2017 and (iv) Amendment No. 2 thereto dated as of June 2, 2017.

“Note Purchase Agreement” means the Amended and Restated Note Purchase Agreement, dated March 31, 2017 (with an effective date as of December 31, 2016), by and among the Partnership and the purchasers named therein.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                The General Partner is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.  The Partnership is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.  Each of the Partnership’s subsidiaries listed in Exhibit B hereto (the “Applicable Subsidiaries”) is validly existing as a limited partnership or limited liability company as indicated in such Exhibit and in good standing under the laws of its jurisdiction of formation or organization indicated in such Exhibit.

2.                                The General Partner has the limited liability company power and authority to act as the general partner of the Partnership and to execute and deliver, (i) on behalf of the Partnership, the Underwriting Agreement and (ii) the Fourth Amended and Restated Partnership Agreement.  The Partnership has the limited partnership power and authority under the Certificate of Limited Partnership and the Fourth Amended and Restated Partnership Agreement and the laws of the State of Delaware to issue and sell the Securities in accordance with the terms and conditions set forth in the Underwriting Agreement and to carry on its business and own its properties as described in the Registration Statement and the Prospectus.

3.                                The Underwriting Agreement has been duly authorized, executed and delivered by the General Partner on behalf of the Partnership.  The Fourth Amended and Restated Partnership Agreement has been duly authorized, executed and delivered by the General Partner.

4.                                The issuance and sale of the Securities pursuant to the Underwriting Agreement, and the issuance of Common Units upon conversion of the Securities in accordance with the Fourth Amended and Restated Partnership Agreement, have been duly authorized by all necessary limited liability company action of the General Partner.

5.                                No holder of any outstanding limited partner interests in the Partnership is entitled to any preemptive rights (that have not been waived) to subscribe for the Securities or the Common Units issuable upon conversion of the Securities in accordance with the Fourth Amended and Restated Partnership Agreement, in each case, under the Certificate of Limited Partnership, the Third Amended and Restated Partnership Agreement, the Fourth Amended and Restated Partnership Agreement, the Delaware Revised Uniform Limited Partnership Act or any Applicable Agreement.

6.                                No Person has the right, which has not been waived, under any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Partnership, by reason of the filing or effectiveness of the Registration Statement.

7.                                When delivered to and paid for by the Purchasers in accordance with the terms of the Underwriting Agreement, (i) the [Firm] Securities will be validly issued and (ii) purchasers of such [Firm] Securities will have no obligation, solely by reason of their ownership of such [Firm] Securities, to make any contributions to the Partnership or any further payments for their purchase of such [Firm] Securities, and such purchasers will have no personal liability, solely by reason of their ownership of such [Firm] Securities, to creditors of the Partnership for any of its debts, liabilities or other obligations.  Upon issuance of Common Units issuable upon conversion of any [Firm] Securities in accordance with the terms of the [Firm] Securities set forth in the Fourth Amended and Restated Partnership Agreement (i) such Common Units will be validly issued and (ii) owners of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments in respect of such Common Units, and such owners will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

8.                                None of (i) the execution and delivery of the Underwriting Agreement by the General Partner on behalf of the Partnership, (ii) the execution and delivery of the Fourth Amended and Restated Partnership Agreement by the General Partner and (iii) the consummation by the Partnership of the issuance and sale of the [Firm] Securities pursuant to the Underwriting Agreement, (A) constituted, constitutes or will constitute a violation of the General Partner Certificate of Formation, the General Partner LLC Agreement, the Certificate of Limited Partnership, the Third Amended and Restated Partnership Agreement or the Fourth Amended and Restated Partnership Agreement, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Partnership, in each case, pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (1) applicable laws of the State of New York, (2) applicable laws of the United States of America, (3) the Delaware Limited Liability Company Act or (4) the Delaware Revised Uniform Limited Partnership Act, or (E) resulted, results or will result in the contravention of any Applicable Order.

9.                                No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery of the Underwriting Agreement by the General Partner on behalf of the Partnership, the execution and delivery of the Fourth Amended and Restated Partnership Agreement by the General Partner or the consummation of the issuance and sale of the [Firm] Securities by the Partnership pursuant to the Underwriting Agreement.  As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the Delaware Limited Liability Company Act or (iv) the Delaware Revised Uniform Limited Partnership Act.

10.                         The statements under the caption “Description of Class B Preferred Units” in the Preliminary Prospectus as supplemented by the Pricing Term Sheet and the statements in the Prospectus under the captions “Description of Common Units” and “Our Partnership Agreement,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

11.                         The statements made in the Preliminary Prospectus and the Prospectus under the captions “[Material U.S. Federal Income Tax Considerations Supplement]” and “Material U.S. Federal Income Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

12.                         The Partnership is not and, immediately after giving effect to the issuance and sale of the [Firm] Securities occurring today and the application of proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

13.                         The General Partner is the sole general partner of the Partnership and owns a 0.1% general partner interest in the Partnership and owns all of the Incentive Distribution Rights (as defined in the Fourth Amended and Restated Partnership Agreement), free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, other than those liens that are created in connection with the Credit Agreement or the Note Purchase Agreement.

14.                         The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company, free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, other than those liens that are created in connection with the Credit Agreement or the Note Purchase Agreement.  Under the Delaware Limited Liability Company Act, the Partnership has no obligation to make further payments for its membership interests or contributions to the Operating Company solely by reason of its ownership of membership interests or its status as a member of the Operating Company and no liability for the liabilities of the Operating Company, solely by reason of being a member of the Operating Company, in each case except as may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act.

In addition, we have participated in conferences with officers and other representatives of the Partnership, the independent registered public accounting firm for the Partnership, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 10 and 11 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Partnership), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its most recent effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, as of its most recent effective date, insofar as relating to the offering of the Securities, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of [  :  ] [a.m. / p.m.] on June [  ], 2017 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), insofar as relating to the offering of the Securities, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, insofar as relating to the offering of the Securities, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.

Furthermore, we advise you that the Registration Statement became effective upon filing under Rule 462(e) under the Securities Act.  In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement.  To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii)  applicable laws of the United States of America, (iii) certain other specified laws of the United States of America to the extent referred to specifically herein, (iv) the Limited Liability Company Act of the State of Delaware and (v) the Revised Uniform Limited Partnership Act of the State of Delaware.  References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 8 and 9 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i)                                                                                     The opinions set forth in paragraph 1 above as to the valid existence and good standing of the entities mentioned in such paragraph are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii)                                                                                  In rendering the opinions set forth in paragraph 8 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or delivery by the General Partner on behalf of the Partnership of the Underwriting Agreement, or the incurrence or performance by the Partnership of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operations of the Partnership.

(iii)                                                                               The opinion set forth in paragraph 11 above with respect to United States federal income tax consequences is based upon our interpretations of current U.S. federal income tax law, including court authority and existing final and temporary United States Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein.  We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion.  Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions.  No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iv)                                                                              The opinions in paragraphs 13 and 14 above as to the ownership of the issued and outstanding equity interests of the Partnership and the Operating Company, respectively, are based solely upon our review of the certificate of limited partnership and limited partnership agreement (in the case of the Partnership) or the certificate of formation and limited liability company agreement (in the case of the Operating Company), each in the form reviewed by us, as indicated above (the “Applicable Organizational Documents”) of each such Person.  We have assumed that the Applicable Organizational Documents of each such Person accurately reflect the ownership of all the issued and outstanding equity interests of such Person as of the dates of such Applicable Organizational Documents, and we express no opinion as to (and have assumed that there has not been) any resale, transfer, or issuance of any equity interest of any of such Person subsequent to the respective dates of such Applicable Organizational Documents.  The opinions in such paragraphs as to liens in respect of which financing statements have been filed in the office of the Secretary of State of the State Delaware, are based solely upon our review of results of lien searches performed in the office of the Secretary of State of the State of Delaware through June [  ], 2017.  We express no opinion as to liens in respect of which financing statements may have been filed in such office after the respective times on such date stamped on the results of lien searches.  Furthermore, we inform you that such lien searches produced copies of financing statements naming as the secured party Deutsche Bank Trust Company Americas, as collateral agent.  We have assumed that all such financing statements were filed to evidence liens securing obligations under the Credit Agreement and the Note Purchase Agreement.

This opinion is being furnished only to you in connection with the sale of the [Firm] Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission.  The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

EXHIBIT C

FORM OF OPINION OF DELAWARE COUNSEL FOR PARTNERSHIP

Andrews Kurth Kenyon LLP

600 Travis Street

Suite 4200

Houston, Texas 77002

Re:                             NGL Energy Partners LP

Ladies and Gentlemen:

We have acted as special Delaware counsel for you in connection with the matters set forth herein relating to NGL Energy Partners LP, a Delaware limited partnership formerly known as Silverthorne Energy Partners LP (the “Partnership”).  At your request, this opinion is being furnished to you.

For purposes of giving the opinion hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a)         The Certificate of Limited Partnership of the Partnership, dated September 8, 2010, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 8, 2010 (under the name “Silverthorne Energy Partners LP”), as amended by the Certificate of Amendment thereto, dated as of January 14, 2011, as filed in the office of the Secretary of State on January 14, 2011 (reflecting a change in the name of the Partnership to “NGL Energy Partners LP”) (as so amended, the “Certificate”); and

(b)         The Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June   , 2017 (the “Partnership Agreement”), among NGL Energy Holdings LLC, a Delaware limited liability company, as the general partner (the “General Partner”), and the Limited Partners (as defined therein) (collectively with the General Partner, the “Partners”).

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) and (b) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) and (b) above) that is referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinion stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

For purposes of this opinion, we have assumed (i) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the formation, operation and termination of, the Partnership, and that the Partnership Agreement and the Certificate are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to its amendment or restatement from time to time, (iii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, liquidation or termination of the Partnership, (iv) that each party to the documents examined by us, and the Partnership, has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (v) the legal capacity of natural persons who are signatories to the documents examined by us, (vi) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, and (viii) that each of the partners of the Partnership, including the General Partner, has been duly admitted to the Partnership as a partner of the Partnership and constitutes a partner of the Partnership on the date hereof.  We have not participated in the preparation of any offering material relating to the Partnership and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws, blue sky laws and tax laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinion is rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.  In rendering the opinion set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                      The Partnership Agreement constitutes a valid and binding agreement of the Partners, and is enforceable against the Partners, in accordance with its terms.

The opinion expressed above is subject to the effect upon the Partnership Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, including the effect of applicable public policy on the enforceability of provisions relating to indemnification, exculpation, contribution, and the waiver or release of statutory, legal or equitable rights, remedies, defenses or claims, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

In rendering the opinion expressed above, we express no opinion with respect to (i) any provision of the Partnership Agreement to the extent that such provision purports to bind a person or entity that is not a party to the Partnership Agreement, (ii) transfer restrictions in the Partnership Agreement to the extent that a transfer occurs by operation of law, (iii) the validity, binding effect or enforceability of purported waivers or releases of any statutory or other rights, court rules, defenses, claims or remedies to obligations where such waivers or releases constitute waivers or releases of rights, court rules, defenses, claims or remedies which by law, regulation or judicial decision may not otherwise be waived or released, (iv) any provision of the Partnership Agreement that purports or would operate to render ineffective any waiver or modification not in writing, (v) any provision of the Partnership Agreement to the effect that the failure to exercise or delay in exercising rights or remedies will not impair or operate as a waiver of such rights or remedies, or (vi) the last sentence of Section 5.12(d)(v) of the Partnership Agreement to the extent that such sentence may apply to any claims or rights of action that are only available to a then-current holder of the Class A Preferred Units under applicable law.

In rendering the opinion expressed above, we note that any distribution made to the Partners is subject to Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.).

In addition, with respect to Section 16.9 of the Partnership Agreement, we have assumed (a) that the submission by the parties to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with the claims, suits, actions and proceedings described therein (the “Forum Selection Provision”) has been freely agreed to by the parties thereto, (b) that the Forum Selection Provision would not be determined to be unreasonable at the time of any claim, suit, action or proceeding, and (c) that the Forum Selection Provision would not place any of the parties to the Partnership Agreement at a substantial and unjust disadvantage or otherwise deny such party of its day in court.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the rendering of opinions by you concerning the Partnership Agreement.  In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinion herein is given on the date hereof and such opinion is rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

EXHIBIT D
ISSUER FREE WRITING PROSPECTUS

NGL ENERGY PARTNERS LP

9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units

(Liquidation Preference $25.00 per unit)

Issuer	NGL Energy Partners LP (the “Partnership”).

Trade Date	June 6, 2017.

Settlement Date	June 13, 2017 (T + 5).

Title of Securities	9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “units”).

Number of Units	7,400,000 units.

Number of Option Units	1,110,000 units.

Public Offering Price	$25.00 per unit; $185,000,000 total (assuming no exercise of the option to purchase additional units).

Underwriting Discounts	$0.7875 per unit; $5,827,500 total (assuming no exercise of the option to purchase additional units).

Net Proceeds	$178,672,500 (or $205,548,375 if the underwriters exercise in full their option to purchase additional units) after deducting the underwriting discount and offering expenses.

Maturity Date	Perpetual (unless redeemed by us on or after July 1, 2022 or in connection with a Change of Control).

Liquidation Preference	$25.00 per unit plus accumulated and unpaid distributions (subject to adjustment for any splits, combinations or similar adjustment to the units).

Distribution Payment Dates and Record Dates

Quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Distribution Payment Date”), commencing October 15, 2017, to holders of record as of the opening of business on the January 1, April 1, July 1 or October 1 next preceding the Distribution Payment Date.

Initial Distribution Payment	$4,995,000.

Distribution Rate

The initial distribution rate for the units from and including the date of original issue to, but not including, July 1, 2022 will be 9.00% per annum of the $25.00 liquidation preference per unit (equal to $2.25 per unit per annum). On and after July 1, 2022, distributions on the units will accumulate at a percentage of the $25.00 liquidation preference equal to the applicable three-month LIBOR plus a spread of 721.3 basis points.

Optional Redemption

At any time on or after July 1, 2022, we may redeem, in whole or in part, the units at a redemption price in cash of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, regardless of whether declared.

Upon the occurrence of a Change of Control, we may, at our option, redeem the units, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per unit, plus all accumulated and unpaid distributions to, but not including, the date of redemption, regardless of whether declared.

Change of Control Conversion Right Unit Cap	3.63636

CUSIP/ISIN	62913M 206/US62913M2061

Book-Running Managers	UBS Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Co-Manager	Stifel, Nicolaus & Company, Incorporated

Listing

The Partnership intends to file an application to list the units on the New York Stock Exchange (“NYSE”) under the symbol “NGLprB”. If the application is approved, trading of the units on the NYSE is expected to commence within 30 days after their original issue date.

Limited Voting Rights

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding units, voting as a separate class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the terms of the units. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding units, voting as a single class with holders of any future Parity Securities upon which like voting rights have been conferred and are exercisable, we may not (a) create or issue any additional Parity Securities (including any additional Class A Preferred Units) if the cumulative distributions payable on then outstanding units or Parity Securities are in arrears or (b) create or issue any Senior Securities. The terms of the Class A Preferred Units do not confer the holders thereof with such rights to vote as a single class with holders of the units.

Additional Information

Capitalization Disclosure

As of March 31, 2017, after giving pro forma effect to the offering of the units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the preliminary prospectus supplement, the Partnership and its consolidated subsidiaries would have had approximately $2.848 billion of total long-term debt, including $635.8 million of working capital borrowings, $2.818 billion of total long-term debt, net of maturities, $2.345 billion of total equity and a capitalization of $5.260 billion.

All information (including financial information) presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the units and is not soliciting an offer to buy the units in any jurisdiction where the offer or sale is not permitted.

The Partnership has filed a registration statement (including a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. All capitalized terms used but not defined herein have the meaning set forth in the prospectus supplement.  Before you invest, you should read the prospectus in that registration statement and the prospectus supplement and any other documents the issuer has filed with the SEC for more complete information about the Partnership and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Partnership, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting: UBS Securities LLC at 1-888-827-7275, Morgan Stanley & Co. LLC at 866-718-1649 and RBC Capital Markets, LLC at 1-866-375-6829.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT E
ADDITIONAL SUBSIDIARIES OF THE PARTNERSHIP

Name	Jurisdiction of Formation	Jurisdictions of Foreign Qualification	Names of Managers/ Members

High Sierra Energy, LP	Delaware		High Sierra Energy GP, LLC

NGL Crude Canada Holdings, LLC	Colorado	—	High Sierra Crude Oil & Marketing, LLC

NGL Energy Holdings II, LLC	Delaware	—	NGL Crude Logistics, LLC

NGL-NE Real Estate, LLC	Delaware	CT, MA, ME, NH, NJ, RI	NGL Propane, LLC

NGL-MA Real Estate, LLC	Delaware	MD, NJ, PA	NGL Propane, LLC

NGL-MA, LLC	Delaware	MD, NJ, PA	NGL Propane, LLC

NGL Water Solutions Eagle Ford, LLC	Delaware	TX	NGL Water Solutions, LLC

NGL Water Solutions Permian, LLC	Colorado	NM, TX	NGL Water Solutions, LLC

NGL Supply Terminal Solution Mining, LLC	Utah	—	Sawtooth NGL Caverns, LLC

NGL Energy Equipment LLC	Colorado	—	NGL Energy Partners LP

1

Sawtooth NGL Caverns, LLC	Delaware	UT	NGL Supply Terminal Company LLC

TransMontaigne Services LLC	Delaware	—	TransMontaigne Product Services LLC

NGL Milan Investments, LLC	Colorado	—	NGL Crude Transportation, LLC

NGL Water Solutions Mid-Continent, LLC	Colorado	TX	NGL Water Solutions, LLC

NGL Water Solutions Bakken, LLC	Colorado	ND	NGL Water Solutions, LLC

Grand Mesa Pipeline, LLC	Delaware	CO, KS, OK	NGL Crude Terminals, LLC

NGL Crude Cushing, LLC	Oklahoma	—	NGL Crude Logistics, LLC

NGL Crude Pipelines, LLC	Oklahoma	NM, TX	NGL Crude Logistics, LLC

NGL Solids Solutions, LLC	Colorado	TX	NGL Water Solutions, LLC

Centennial Gas Liquids, ULC	Alberta	—	Centennial Energy LLC

NGL Water Solutions DJ, LLC	Colorado	NM, OK, TX	NGL Water Solutions, LLC

NGL Marine, LLC	Texas	LA	NGL Crude Transportation, LLC

High Sierra Energy GP, LLC	Colorado		NGL Energy Holdings LLC

2

NGL Energy Finance Corp	Delaware	—	NGL Energy Partners LP

NGL Gateway Terminals, Inc.	Canada	—	NGL Liquids, LLC

3